UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 29, 2006
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9592 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 29, 2006, the Compensation Committee of the Board of Directors of Range Resources Corporation (the “Company”) established the criteria for awards of cash bonuses to executives for fiscal 2006 pursuant to the Company’s 2005 Equity-Based Compensation Plan (the “2005 Plan”). The criteria are based upon achievement of certain predetermined targets for (i) finding and development costs, (ii) pretax earnings before interest, depreciation and amortization, and exploration expense, (iii) production per share, (iv) reserves per share and (v) stock price performance. The “reserves per share” criterion is not listed in the performance criteria on which awards may be based under the 2005 Plan. As a result, this criterion will be included in an amendment to the 2005 Plan to be presented to stockholders for approval in connection with the Company’s 2006 annual meeting. In the event that the amendment to the 2005 Plan is not approved by stockholders, “reserve replacement percentage” will be substituted for “reserves per share” for purposes of the bonus awards criteria for fiscal year 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: March 29, 2006